UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): November 18, 2008

SPUTNIK ENTERPRISES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	333-126158	52-2348956
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

650 5th Street, Suite 303, San Francisco, CA 94107
(Address of principal executive offices) (Zip code)

(415) 355-9500
Registrant's telephone number, including area code

None
(Former Address If Changed since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

We and Sputnik, Inc. executed an agreement the 18th day of November, 2008, to rescind ab initio the issuance of 35,000,000 shares to Sputnik, Inc. on or about April 14, 2008.

We issued Sputnik, Inc. on the 19th day of November, 2008 an option, exercisable at any time in Sputnik’s sole and absolute discretion, with expiring in 5 years, to acquire 35,000,000 shares of Sputnik Enterprises, Inc. common stock for the aggregate sum of $1.00.

These Agreements are filed as exhibits to this Form 8-K and should be referred to in their entirety for complete information concerning the Agreements.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 of this Report, which is incorporated by reference in this Item 3.02.

We relied upon Section 4(2) of the Securities Act of 1933, as amended, for the above issuance.

We believed that Section 4(2) of the Securities Act was available because:

·	The issuance did not involve underwriters, underwriting discounts or commissions.
·	Restrictive legends were placed on all certificates issued as described above.
·	The issuance did not involve general solicitation or advertising.
·	The issuance was made solely to Accredited Investors (as defined in Section 501(a) of the Securities Act).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Rescission Agreement - Incorporated by reference from Form 10-Q filed 11/19/2008

10.2	Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sputnik Enterprises, Inc.

By:  /s/ David LaDuke

David LaDuke

Date: November 24, 2008